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                                                                    Exhibit 22.1

                                 SUBSIDIARIES

Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Synplicity Europe Ltd.                           United Kingdom
Synplicity Deutschland GmbH                      Germany
Synplicity France SARL                           France
Synplicity Israel Ltd.                           Israel
Synplicity Software India Pvt. Ltd               India
Synplicity Japan KK                              Japan